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                                                                   EXHIBIT 21.01

                           SUBSIDIARIES OF REGISTRANT

                          American Metals Corporation
                                AMI Metals, Inc.
                                CCC Steel, Inc.
                           Chatham Steel Corporation
                        Durrett Sheppard Steel Co., Inc.
                            Engbar Pipe & Steel Co.
                             Liebovich Bros., Inc.
                                  Lusk Metals
                              Phoenix Corporation
                         Service Steel Aerospace Corp.
                      Siskin Steel & Supply Company, Inc.
                             Steel Bar Corporation
                                  Valex Corp.